EXHIBIT 10.10

                         GENERAL RELEASE OF ALL CLAIMS,
                               COVENANT NOT TO SUE
                          AND CONFIDENTIALITY AGREEMENT

I, Samuel Ezekiel, on behalf of myself, my representatives, heirs, executors, administrators, successors, and assigns, (hereinafter collectively referred to as "I/me"), and NETWORK EQUIPMENT TECHNOLOGIES, INC., its affiliated and subsidiary entities, and the officers, directors, agents, employees, attorneys, successors, and assigns of all of them (hereinafter collectively referred to as "N.E.T."), agree as follows:

1. I am currently employed by N.E.T. as Sr. Vice President, Marketing in its Fremont office.

2. The parties wish to preserve the good will that exists between them while settling all disputes that may exist between them and avoiding further controversies.

3. Continuation of my employment with N.E.T. is not in the best interest of either party, and N.E.T. and I mutually agree to sever our employer/employee relationship effective April 1, 1999 ("termination date").

4. N.E.T. will pay to me the sum of $17,500 per month commencing on the termination date, and ending on March 31, 2000 ("ending date"). Installments will be paid bi-weekly, less all applicable deductions. N.E.T. shall continue to provide the following benefits: medical, dental, disability, and life insurances until the ending date to the same extent as made available to regular employees of N.E.T. Any accrued vacation as of the termination date will be paid out to me by the termination date.

I shall be eligible to receive a Variable Compensation Payment for fiscal year 1999, if any Variable Compensation is granted to other eligible N.E.T. officers and one year of Officer's Variable Compensation, if any is granted to other eligible N.E.T. officers for fiscal year 2000 (computed using the mid-point of the applicable range and the company "meets plan"). The Variable Compensation payment to me, if any, shall be calculated in a manner that is consistent with payments made to other N.E.T. officers, and such payment, if any, shall be made to me at the same time that similar payments are made to the other N.E.T. officers.

Immediate payment on the termination date of deferred, Long Term Variable Compensation bonus from fiscal years 1997 ($33,750), and 1998 ($30,000), for a gross total of $63,750.00, plus any Long Term Variable Compensation bonus to which I would be entitled during fiscal year 1999. The deferred Long Term Variable Compensation payment to me, if any, shall be calculated in a manner that is consistent with any deferred Long Term Variable Compensation bonus awarded to other N.E.T. officers.

My stock options and restricted stock will continue to vest through the ending date. Any options vested by such date may be exercised up to three months after the ending date, subject to the N.E.T. Stock Option Agreement concerning such options.

N.E.T. Confidential

Should I secure employment or enter full-time consulting or similar relationships with one or more entities or persons (collectively "other employment") during the period set forth above in the first paragraph of this
Section 4, I shall immediately inform the Sr. Vice President of Corporate Services of N.E.T. and my entitlement to continuation of benefits and payments provided under this Release shall terminate on the earlier of thirty (30) days after commencement of such other employment or the above ending date.

5. For and in consideration of the obligations of N.E.T. incurred in Section 4 of this General Release Of All Claims, Covenant Not To Sue And Confidentiality Agreement (hereinafter "Release"), I hereby completely release and forever discharge N.E.T. from all claims, rights, demands, actions, obligations, liabilities, debts and causes of action of any and every kind, nature and character whatsoever, known or unknown, which I may now have or have ever had against N.E.T. (hereinafter, "all claims"), including without limitation all claims arising from or in any way connected with my employment by N.E.T. or the termination of that employment, whether based in tort or contract (express or implied), or on any federal, state, or local law, statute, or regulation, and all claims I may have filed or caused to be filed in any court of law or before any state or federal administrative agency before the execution of this Release.

6. I understand and agree that in consideration of the foregoing I am waiving any rights I may have had, now have, or in the future may have to pursue any and all remedies available to me under any employment-related cause of action against N.E.T., including without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, vacation pay after the resignation date, violation of the provisions of the California Labor Code, the California Fair Employment and Housing Act, and any claims under federal or California statutory or decisional law pertaining to wrongful discharge, discrimination, retaliation, or breach of public policy, any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the California Constitution, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967 as amended ("ADEA"), the Civil Rights Act of 1866, the Employee Retirement Income Security Act, and any other laws and regulations relating to employment. In order to assure that this waiver of rights under the ADEA is effective, I hereby acknowledge and agree that I may have, and have had, at least 21 days after receipt of this Release within which to review, consider and discuss this Release with an attorney of my choosing and to decide whether or not to execute this Release. I understand that I have seven
(7) days after execution of this Release within which to revoke this Release by providing to the Sr. Vice President of Corporate Services of N.E.T. a signed, written statement revoking this Release. Finally, I understand and agree that this Release shall not become effective and that I shall not be entitled to any consideration hereunder (even if already received) until such seven (7) day period has expired without any revocation.

7. I understand and agree that this is a full and final release covering all known, unknown and unanticipated injuries, debts, claims, or damages to me which have arisen or may have arisen in connection with my employment with N.E.T., as well as those injuries, debts, claims or damages not now known or disclosed which may arise from my employment, as specifically described above. I understand that Section 1542 of the California Civil Code, provides as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

N.E.T. Confidential                     -2-

The provisions of Section 1542 of the California Civil Code and any analogous state or federal law, if in any way applicable, are hereby waived by me. I specifically affirm my intention to release not only those claims I know about but also those claims against N.E.T. that I may not know about.

8. I agree that I will not initiate or cause to be initiated against N.E.T. any compliance review, suit, action, investigation, or proceeding of any kind, or participate in same, individually or as a representative or member of a class, whether under any contract (express or implied) or otherwise, or under any law or regulation, whether federal, state, or local, pertaining in any way to any matter herein released, unless I am required to do so by law. I further agree that I have no right to future employment with N.E.T. and that N.E.T. will have no obligation to re-employ me at any time in the future.

9. I will maintain both the fact and terms of this Release and any consideration that I receive in strict confidence, and will not disclose the fact of this Release or any of its terms, including the fact or amount of any payment to any other person or entity (other than my spouse, my attorney and accountant in this matter solely for use in providing counsel and advice to me in this matter) for any reason, at any time, without the prior written consent of N.E.T., unless required by law. N.E.T. agrees to maintain the fact and terms of this Release, and payments under this Release in confidence, except for those agents, employees and representatives of N.E.T. with a need to know. I understand and agree that this confidentiality provision is an essential and material term of this Release and I agree that if I violate this provision, N.E.T. will be relieved of any obligation to make future payments to me under this agreement; that I will refund one-half of all sums previously paid to me hereunder and that N.E.T. will be entitled, without limitation, to pursue legal and equitable remedies for such violation.

10. I represent and warrant that I do not have in my possession, and that I have not failed to return to N.E.T. (a) any records, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of the foregoing, or other documents or material, or (b) any equipment or other property belonging to N.E.T. or any of its subsidiaries or employees except the following:

________________________________________________________________________________

___________________________________________________(write "None" if appropriate)

I will provide make, model, serial number and N.E.T. asset tag number for any equipment described above within two (2) weeks of execution of this Release. The above identified items shall be returned as follows:

________________________________________________________________________________

________________________________________________________________________________


11. I represent and warrant that I have complied with and will continue to comply with all terms of the N.E.T. Employee Proprietary or Confidential Information and Inventions Agreement signed by me, including, without limitation, refraining from soliciting N.E.T. employees; reporting to N.E.T. any inventions (as defined therein) conceived or made by me; and preserving as confidential all trade secrets, confidential information, knowledge, data or other confidential information relating to products, processes, know-how, designs, formulas, test data, customer lists, customer information, employees, the abilities of employees or other confidential subject matter pertaining to any business of N.E.T. or any of its clients, customers, licensees or affiliates.


N.E.T. Confidential                     -3-

12. I understand and agree that the furnishing of the consideration for this Release will not be deemed or construed at any time or for any purpose as an admission of liability or wrongdoing by N.E.T. Liability for any and all claims is expressly denied by N.E.T. I further understand and agree that the each of the releases, waivers and other provisions of Sections 5 through 11 and the covenants contained in Section 15 are material inducements to N.E.T. for entering into this Release and that, for the breach of any of them N.E.T. will be entitled to pursue legal and equitable remedies, including, without limitation, the right to seek restitution and injunctive relief.

13. This Release shall be deemed to have been entered into in the State of California by residents of that state and shall be construed and enforced in accordance with and governed by the laws of that state.

14. Should any part, term, or provision of this Release be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions will not be affected thereby and said illegal or invalid part, term, or provision will be deemed not to be a part of this Release.

15. N.E.T. and I will fully cooperate in any internal N.E.T. or external investigations or litigation concerning or relating to N.E.T. and any of N.E.T.'s or my activities during the time that I was employed by or serving as a consultant to N.E.T. N.E.T. and I will promptly advise the other of any formal or informal requests for information or cooperation that may concern or relate to the interests of the other in connection with any such investigation or litigation. Without the written consent of N.E.T., prior to the ending date I will not become employed by nor be a consultant to any person or company that I know or reasonably should have known at the time of commencing such relationship competes directly with products or services marketed by N.E.T.

16. I acknowledge that I have been given at least 21 days to review the foregoing Release and to consult counsel of my own choice concerning the waivers, releases and other provisions before signing this Release, that I am fully aware of the contents of this Release and of its legal effect, that the preceding paragraphs recite the sole consideration for this Release, that all agreements and understandings between N.E.T. and me are embodied and expressed herein, and that I enter into this Release freely, without coercion, and based on my own judgment and not in reliance upon any representations or promises made by N.E.T. or anyone, other than those contained herein. Except as expressly provided herein, this Release shall supersede and render null and void any and all prior agreements between the parties. This Release may not be modified except in a writing signed by me and the Sr. Vice President of Corporate Services of N.E.T.

17. Should I at any time contest the validity or enforceability of this Release,
I  agree  to  immediately   repay  to  N.E.T.  any  and  all  monies  and  other
consideration that have been provided to me by N.E.T. pursuant to this Release.


Date: February 10, 1999                              /s/ Samuel Ezekiel
                                                ---------------------------
                                                        Samuel Ezekiel

Network Equipment Technologies, Inc.

By: /s/ Roger A. Barney
    --------------------------------
Its: Sr. VP Corporation Services

Date: February 10, 1999



N.E.T. Confidential                      -4-